UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest
Event Reported): September 28, 2005
COMDIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9023	94-2443673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

106 Cattlemen Road
Sarasota, Florida		34232
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:               (941) 554-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On September 1, 2005, the United States Bankruptcy Court for the District of Delaware approved an Asset Purchase Agreement (the “Purchase Agreement”) by and between Comdial Corporation (“Comdial” or the “Company”) and Vertical Communications Acquisition Corporation (“Vertical”), a subsidiary of Artisoft Inc. Pursuant to the Purchase Agreement, Vertical acquired substantially all of Comdial’s assets (the “Comdial Assets”) and assumed certain liabilities of Comdial, as set forth in the Purchase Agreement. On September 28, 2005, Vertical completed the acquisition of the Comdial Assets. The terms of the Purchase Agreement, as filed with the United States Bankruptcy Court for the District of Delaware, included consideration paid by Vertical of approximately $20 million.
Comdial filed for Chapter 11 reorganization on May 26, 2005 in a voluntary petition to the United States Bankruptcy Court for the District of Delaware.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMDIAL CORPORATION
By:	/s/ Robert Troisio
Robert Troisio
Director

Dated: October 18, 2005

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